EXHIBIT 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Municipal Investment Trust Fund,
Monthly Payment Series--566, Defined Asset Funds:

We consent to the use in this Registration Statement No. 33-00111 of our opinion dated March 7, 1996, relating to the Statement of Condition of Municipal Investment Trust Fund, Monthly Payment Series--566, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 7, 1996